                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        Physicians Resource Group, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                        Physicians Resource Group, Inc.
                              Three Lincoln Centre
                                5430 LBJ Freeway
                                   Suite 1540
                                Dallas, TX 75240

                                 April 22, 1997

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders (the "Meeting") of Physicians Resource Group, Inc., a Delaware corporation ("PRG") to be held 10:00 a.m., local time, on Wednesday, May 21, 1997, at the Doubletree Hotel at Lincoln Centre, 5410 LBJ Freeway, Dallas, Texas 75240.

     The attached Notice of Annual Meeting and Proxy Statement fully describe the formal business to be transacted at the Meeting, which includes (i) the election of nominees for the class of Directors whose term expires in 1997, (ii) the approval of the Employee Stock Purchase Plan and Amendment One thereto,
(iii) the approval of amendments to the 1995 Health Care Professionals Stock Option Plan and the Amended and Restated 1995 Stock Option Plan, (iv) the approval of new stock option grants in connection with the cancellation of existing stock option grants, (v) the approval of an arrangement related to the purchase of PRG Convertible Preferred Stock by Emmett E. Moore, Chairman of the Board of Directors and Chief Executive Officer of PRG and (vi) such other matters as may properly come before the Meeting or any adjournments thereof.

     Directors and officers of PRG will be present to help host the Meeting and to respond to any questions that our stockholders may have. I hope that you will be able to attend.

     PRG's Board of Directors believes that a favorable vote on each of the matters to be considered at the Meeting is in the best interest of PRG and its stockholders and unanimously recommends a vote "FOR" each such matter. Accordingly, we urge you to review the attached material carefully and to return the enclosed Proxy promptly. Whether or not you plan to attend the Meeting, please complete, sign, date and return your proxy in the enclosed envelope. If you attend the Meeting, you may vote in person if you wish, even though you have previously returned your proxy. It is important that your shares be represented and voted at the Meeting.

     On behalf of your Board of Directors, thank you for your support.


                                     Sincerely,

                                     /S/ Emmett E. Moore
                                     -------------------------------------
                                     Emmett E. Moore
                                     Chief Executive Officer
                                     and Chairman of the Board of Directors

                        Physicians Resource Group, Inc.
                              Three Lincoln Centre
                                5430 LBJ Freeway
                                   Suite 1540
                                Dallas, TX 75240

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 21, 1997

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Physicians Resource Group, Inc. ("PRG") will be held at 10:00 a.m., local time, on Wednesday, May 21, 1997, at the Doubletree Hotel at Lincoln Centre, 5410 LBJ Freeway, Dallas, Texas 75240, for the following purposes:

          (1) The election of nominees for the class of Directors whose term expires in 1997.

          (2) The approval of the Employee Stock Purchase Plan and Amendment One thereto.

          (3) The approval of amendments to the 1995 Health Care Professionals Stock Option Plan and the Amended and Restated 1995 Stock Option Plan.

          (4) The approval of new stock option grants in connection with the cancellation of existing stock option grants.

          (5) The approval of an arrangement related to the purchase of PRG Convertible Preferred Stock by Emmett E. Moore, Chairman of the Board of Directors and Chief Executive Officer of PRG.

          (6) Such other matters as may properly come before the Meeting or any adjournments thereof.

     The close of business on April 11, 1997 has been fixed as the record date for determining stockholders entitled to notice of and to vote at the Meeting or any adjournments thereof. For a period of at least 10 days prior to the Meeting, a complete list of stockholders entitled to vote at the Meeting will be open for examination by any stockholder during ordinary business hours at the offices of PRG at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1540, Dallas, TX 75240.

     Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS PROVIDED. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                         BY ORDER OF THE BOARD OF DIRECTORS
Dallas, Texas
April 22, 1997                           /S/ Richard J. D'Amico
                                         ----------------------------
                                         Richard J. D'Amico
                                         Secretary

                        Physicians Resource Group, Inc.
                             Three Lincoln Centre
                               5430 LBJ Freeway
                                  Suite 1540
                               Dallas, TX 75240


                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 21, 1997


     This Proxy Statement is being first mailed on or about April 22, 1997 to stockholders of Physicians Resource Group, Inc., a Delaware corporation ("PRG") by the Board of Directors (the "Board") to solicit proxies (the "Proxies") for use at the Annual Meeting of Stockholders (the "Meeting") to be held at 10:00 a.m., local time, on Wednesday, May 21, 1997, at the Doubletree Hotel at Lincoln Centre, 5410 LBJ Freeway, Dallas, Texas 75240, or at such other time and place to which the Meeting may be adjourned (the "Meeting Date").

     The purpose of the Meeting is to consider and act upon (i) the election of nominees for the class of Directors whose term expires in 1997, (ii) the approval of the Employee Stock Purchase Plan and Amendment One thereto, (iii) the approval of amendments to the 1995 Health Care Professionals Stock Option Plan (the "Health Care Professionals Plan") and the Amended and Restated 1995 Stock Option Plan (the "Amended and Restated PRG Plan"), (iv) the approval of new stock option grants in connection with the cancellation of existing stock option grants, (v) the approval of an arrangement related to the purchase of PRG Convertible Preferred Stock by Emmett E. Moore, Chairman of the Board and Chief Executive Officer of PRG and (vi) such other matters as may properly come before the Meeting or any adjournments thereof.

     All shares represented by valid Proxies, unless the stockholder otherwise specifies, will be voted (i) FOR the election of the persons named herein under "Election of Directors" as nominees for election as directors of PRG for the term described therein, (ii) FOR the approval of the Employee Stock Purchase Plan and Amendment One thereto, as described herein under "Employee Stock Purchase Plan", (iii) FOR the amendments to the Health Care Professionals Plan and the Amended and Restated PRG Plan, as described herein under "Amendments to the 1995 Health Care Professionals Stock Option Plan and the Amended and Restated 1995 Stock Option Plan", (iv) FOR the approval of new stock option grants in connection with the cancellation of existing stock option grants, as described herein under "New Stock Option Grants in Connection with the Cancellation of Existing Stock Option Grants", (v) FOR the approval of the purchase of PRG Convertible Preferred Stock by Emmett E. Moore, as described herein under "Sale of Shares to Emmett E. Moore" and (vi) at the discretion of the Proxy holders with regard to any other matter that may properly come before the Meeting or any adjournments thereof.

     Where a stockholder has appropriately specified how a Proxy is to be voted, it will be voted accordingly. The Proxy may be revoked at any time by providing written notice of such revocation to Chase Mellon Shareholder Services, L.L.C., 600 Willow Tree Road, Leonia, New Jersey 07605, Attention: Norma Cianfaglione at any time prior to the meeting. If notice of revocation is not received prior to the meeting, a stockholder may nevertheless revoke a Proxy if the stockholder attends the Meeting and desires to vote in person; however, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

                       RECORD DATE AND VOTING SECURITIES

     The record date for determining the stockholders entitled to vote at the Meeting is the close of business on Friday, April 11, 1997 (the "Record Date"), at which time PRG had issued and outstanding 29,990,676 shares of Common Stock. Common Stock is the only class of outstanding voting securities of PRG.

                               QUORUM AND VOTING

     The presence at the Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock is necessary to constitute a quorum to transact business. Each share represented at the Meeting in person or by proxy will be counted toward a quorum. In deciding all questions and other matters, a holder of Common Stock on the Record Date shall be entitled to cast one vote for each share of Common Stock registered in his or her name.

     In order to be elected a director, a nominee must receive a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Meeting. Adoption of the proposal to (i) approve the grant of new stock options in connection with the cancellation of existing stock option grants (ii) approve the Employee Stock Purchase Plan and Amendment One thereto and (iii) approve the amendments to the Health Care Professionals Plan and Amended and Restated PRG Plan require, with respect to such proposal, the affirmative vote of the holders of the majority of the shares of Common Stock, present in person or represented by proxy at the Meeting, which are entitled to vote and are voted either for or against such proposal. Adoption of the arrangement related to the purchase of PRG Convertible Preferred Stock by Emmett
E. Moore requires the affirmative vote of the holders of the majority of the shares of Common Stock, present in person or represented by proxy at the Meeting, which are entitled to vote and are voted either for or against such proposal, provided that the total vote cast on such proposal represents a majority in interest of all securities entitled to vote on such proposal. Votes that are withheld and broker non-votes will not be counted in the election of directors or in the vote to approve any proposal set forth herein, but will be counted toward a quorum. Abstentions may be specified and will have the same effect as a vote against a proposal. Broker non-votes will not be counted as having been voted with respect to a proposal.


                      PROPOSAL I - ELECTION OF DIRECTORS

     The Board is divided into three classes. The Board of PRG presently consists of seventeen directors, with two classes consisting of six directors and one class consisting of five directors. Members of each class of directors serve for a term of three years. Each director shall serve until the Annual Meeting of Stockholders in the year in which his term expires or until his successor is elected and shall have qualified.

     Six directors, Emmett E. Moore, Joe E. Ellis, O.D., Charles D. Fritch, M.D., Bruce E. Herron, M.D., James W. Rayner, M.D. and Kenneth C. Westfield, M.D., are in the class whose term of office expires in 1997. The Board has nominated Messrs. Moore, Ellis, Fritch, Herron, Rayner and Westfield for reelection as directors at the Meeting to serve for a three-year term expiring at PRG's Annual Meeting of Stockholders in 2000 or until their successors are elected and shall have qualified.

     Each of the nominees has indicated his willingness to serve as a member of the Board if reelected; however, in case any nominee shall become unavailable for reelection to the Board for any reason not presently known or contemplated, the Proxy holders have discretionary authority to vote the Proxy for a substitute nominee or nominees. Proxies cannot be voted for more than six nominees. The following sets forth information as of April 1, 1997 as to the nominees for reelection at the Meeting and each of the directors whose term of office will continue after the Meeting, including their ages, present principal occupations, other business experience during the last five years, membership on committees of the Board and directorships in other publicly-held companies.


                                                                                                    Term as
                                                                                                    Director
Name                                              Age     Position                                  Expires
----                                              ---     --------                                  --------

Nominees for a three-year term ending in 2000:

Emmett E. Moore.................................   55    Chairman of the Board and Chief Executive      1997
                                                         Officer
Joe E. Ellis, O.D...............................   40    Director                                       1997
Charles D. Fritch, M.D..........................   56    Director                                       1997
Bruce E. Herron, M.D............................   53    Director                                       1997
James W. Rayner, M.D............................   57    Director                                       1997
Kenneth C. Westfield, M.D.......................   52    Director                                       1997


Continuing Directors:
Alan C. Baum, M.D...............................   55    Director                                       1998
Lucius E. Burch, III............................   55    Director                                       1998
Richard A. Gilleland ...........................   52    Director                                       1998
David Meyer, M.D................................   59    Director                                       1998
David M. Schneider, M.D.........................   50    Director                                       1998
P. Harold Wallar, M.D...........................   53    Director                                       1998
Richard M. Owen.................................   43    President and Director                         1999
James E. McDonald, II, M.D......................   52    Director                                       1999
Joseph C. Noreika, M.D..........................   46    Director                                       1999
Paul M. Shimoff, M.D............................   49    Director                                       1999
Ronald L. Stanfa, M.D...........................   49    Director                                       1999


     Alan C. Baum, M.D. has served as a director of PRG since June 28, 1995.
Dr. Baum served as Vice President of Texas Eye Institute and Associates from 1973 to date, where he has been in the practice of general ophthalmology with an emphasis on oculoplastic surgery. Dr. Baum is the chairman of the Board of Trustees of the Texas Medical Association and Past President of the Texas Ophthalmological Association. He has served as President of the Southwest Branch of the Harris County Medical Society. Dr. Baum has acted as chief of staff for Memorial Southeast Hospital, as well as chairman of Ophthalmology sections at both Memorial SE and SW hospitals in Houston. Dr. Baum received his M.D. Degree in 1968 from the University of Texas Medical Branch at Galveston, and completed his residency in 1972 from the University of Texas Medical School, Houston.

     Lucius E. Burch, III has served as a director of PRG since March 18, 1996. Mr. Burch is Chairman of the Board of Directors of Massey Burch Investment Group, Inc., Nashville, Tennessee, a southeast merchant banking firm. He has been with Massey Burch since 1968, served as President from 1981 to 1990, and has an extensive background in management consulting and corporate finance. Mr. Burch serves as a director of Titan Holdings, Inc., a company that operates property and casualty insurance companies, Norrell Corporation, an office staffing and services company, and QMS, Inc., a designer and manufacturer of computer graphics and imaging controllers.

     Joe E. Ellis, O.D. has served as a director of PRG since June 23, 1996. Dr. Ellis currently serves as the Chief of Staff of Kentucky Eyehealth Center. He has been in the practice of optometry since 1986. He has been a member of the Kentucky Optometric Association Board of Trustees since 1990 and from 1994 until 1995, served as president of that association. Dr. Ellis received his B.S. from Murray State University and his O.D. from the Southern College of Optometry.

     Charles D. Fritch, M.D., F.A.C.S. has served as a director of PRG since June 28, 1995. Dr. Fritch has been the President of the Fritch Eye Care Center, a PRG affiliate, since 1974 and Chairman of the Board of Superior Vision Services, Inc. since October 1994. In addition, Dr. Fritch has been a director of Benson Eyecare Corporation and its successor company since May 1993. Dr. Fritch serves on the teaching staffs of University of Southern California, University of California, Los Angeles and University of California, Irvine. He is an invited lecturer for domestic and international seminars and is the author of research and instructional publications as well as ophthalmic textbooks. Dr. Fritch is on the research and development committees for several ophthalmic manufacturing companies and is a developer of intraocular lenses, ophthalmic instruments, and holds a patent on an ophthalmic endoscopic laser. Dr. Fritch received his medical degree from the University of Nebraska in 1968 and is certified by the American Board of Ophthalmology and the American Board of Eye Surgery.

     Richard A. Gilleland has served as a director of PRG since June 28, 1995. Mr. Gilleland served as Chairman, President and Chief Executive Officer of Kendall International Inc., a manufacturer and distributor of disposable medical supplies and devices and home health care products from July 1990 until July 1995. From January to November 1989, he was president, chief executive officer and chairman of the board of American Medical International, Inc., which owns and operates acute care hospitals. Mr. Gilleland also has served as a director of OrNda HealthCorp, a provider of acute medical, surgical and hospital operation and management services, since 1992, and since 1994, as a director of Tyco International, Ltd., a manufacturer of bioprotection and flow control equipment. Mr. Gilleland also serves as a director of DePuy Inc., a manufacturer of orthopedic supplies and equipment and Remington Arms Co., a manufacturer of sporting arms and equipment. Mr. Gilleland served as Chief Executive Officer and President of Amsco International Inc. (which has been acquired by Steris Corp.), a manufacturer of orthopedic supplies and equipment from July 1995 to July 1996. Mr. Gilleland served as a director of Bird Medical Technologies, Inc., a manufacturer of inhalation therapy and equipment from 1994 to 1996 and as Interim Chairman of Quest Medical, a manufacturer of proprietary products for the health care industry, from July 1996 to November 1996. Mr. Gilleland received his B.A. from the University of Minnesota in 1967.

     Bruce E. Herron, M.D. has served as a director of PRG since June 28, 1995. Dr. Herron has been in the practice of general ophthalmology at the Skyline Eye Clinic, P.C. in Jackson, Tennessee since 1995 and was in practice at its predecessor entity, the Eye Clinic, P.C., from 1976 to 1995. Dr. Herron has served on the Board of Directors of the Tennessee Academy of Ophthalmology for the past fifteen years and was president in 1989. He served as Tennessee's representative to the Council of the American Academy of Ophthalmology from 1990 to 1992, and served on the Executive Committee of the Council in 1992.
Currently he is in active practice as one of six ophthalmologists at the Skyline Eye Clinic, P.C. He received his medical degree from Vanderbilt Medical School in 1969. His residency in ophthalmology was completed at the University of Iowa Hospitals and Clinics in 1974.

     James E. McDonald, II, M.D. has served as a director of PRG since June 28, 1995. Dr. McDonald has practiced general ophthalmology at McDonald Eye Associates in Fayetteville, Arkansas since 1976. Dr. McDonald serves on the Board of Directors of the American College of Eye Surgeons and is past president of the Arkansas Ophthalmology Society. Dr. McDonald has been a member of the Board of Governors for the Washington Regional Medical Center since 1987, serving as chairman in 1993 and a director of the World Eye Foundation since 1981, serving as Medical Director from 1986-1992. In addition, Dr. McDonald has been an assistant clinical professor in the Department of Ophthalmology at the University of Arkansas, AHEC Residency Program since 1976. Dr. McDonald received his medical degree in 1969 from the University of Arkansas Medical Center in Little Rock, Arkansas. He completed his internship at the University of Alabama, Birmingham in 1970 and performed his residency at the University of Arkansas Medical Center, Little Rock, from 1970 to 1974.

     David Meyer, M.D. has served as a director of PRG since March 18, 1996. Dr. Meyer was Chairman of EyeCorp, Inc., a Tennessee based management services organization ("EyeCorp"), from February 1994 until its acquisition by PRG in March 1996. Dr. Meyer has served since 1968 as the director of the retinoblastoma service within the Solid Tumor Division of St. Jude's Children Research Hospital. The Vitreoretinal Foundation, which he founded in 1968, serves as director of the Retina Service of the Department of Ophthalmology within the University of Tennessee College of Health Sciences. In 1970, he founded the Vitreoretinal Research Foundation in support of basic science research in retina and fellowship training. Dr. Meyer received his medical degree in 1962 from the University of Tennessee, College of Medicine, completed his internship the following year, completed his graduate studies at the University of Pennsylvania Graduate School of Ophthalmology in 1964 and completed his residency training in ophthalmology in 1967 at the Wills Eye Hospital in Philadelphia, Pennsylvania.

     Emmett E. Moore has served as the Chairman of the Board and Chief Executive Officer of PRG since September 17, 1995 and as a director of PRG since April 20, 1995. Mr. Moore also serves as a director of both Castle Dental Centers, Inc., a public company that develops and operates integrated dental networks through practice affiliations, and Amerigyn, Inc., a privately held corporation. Mr. Moore served as President of PRG from April 20, 1995 until December 31, 1996. From March 1995 to April 20, 1995, he served as a consultant to PRG. From August 1983 to December 1994, Mr. Moore served in various capacities with Medical Care America, Inc. ("Medical Care"), a publicly traded company that was acquired in September 1994 by Columbia/HCA Healthcare Corporation and was an owner and operator of outpatient surgery centers. Medical Care also owned and managed numerous ophthalmic physician practices, dedicated eye surgery centers and optical networks as well as imaging and physical therapy businesses. Mr. Moore was responsible for Medical Care's acquisition and development activities, most recently serving as its Senior Vice President and had previously served as its Executive Vice President and Chief Financial Officer since joining Medical Care. From 1981 to 1983, Mr. Moore was engaged in consulting and private investments. From 1972 through 1981, Mr. Moore served as Senior Vice President and Chief Financial Officer for Hycel, Inc., a publicly traded company that manufactured and marketed clinical products used in the healthcare industry. Additionally, Mr. Moore was employed with Arthur Andersen, received his J.D., M.B.A. and B.B.S. degrees from the University of Texas, and is a C.P.A.

     Joseph C. Noreika, M.D. has served as a director of PRG since June 28, 1995. Dr. Noreika began practicing ophthalmology in August 1981. Since 1984 he has headed Eye Care of Medina, a PRG affiliate. He practices general ophthalmology with an emphasis on small-incision cataract surgery. He is fellowship trained in oculoplastic surgery and received his board certificate in ophthalmology in 1981. His special interests include areas of practice management, health care policy and negotiation theory. Dr. Noreika received his M.D. degree from Jefferson Medical College in Philadelphia in 1976. Between 1976 and 1981, he completed postgraduate medical training at Dartmouth, the University of Pittsburgh, and the University of California, San Francisco. In 1988, he received his M.B.A. at the Weatherhead School of Management at Case Western Reserve University in Cleveland. He has completed post-graduate business studies at the Weatherhead School and the Sloan School of Management at M.I.T.

     Richard M. Owen has served as President of PRG since January 1, 1997 and as a director since April 20, 1995. Mr. Owen served as Senior Vice President of PRG from January 1, 1996 until December 31, 1996, as Chief Financial Officer of PRG from April 20, 1995 until March 30, 1997, and as Executive Vice President of PRG from April 20 through December 31, 1995. From September 1994 to April 20, 1995, Mr. Owen served as a consultant to PRG on financial and accounting matters. From June 1976 through August 1994, Mr. Owen held various positions in the accounting and business advisory division of Arthur Andersen where he had been a partner since 1988. Mr. Owen is a C.P.A. and graduated from Baylor University in 1976.

     James W. Rayner, M.D. has served as a director of PRG since March 18, 1996. Dr. Rayner currently serves as the Chairman of the Eyecare Providers of Mississippi and is a member of the Board of the Bank of Mississippi. In addition, Dr. Rayner serves as the president of Grand Oaks, Inc., a land development corporation and as president of the Rayner Surgery Center, Inc. Dr. Rayner is a director of and practices medicine at the Rayner Eye Clinic in Oxford, Mississippi, which was one of the founding practices of EyeCorp. He has served on the Advisory Committee to the American Academy of Ophthalmology and on the boards of directors of Medical Marketing and the University of Mississippi
Foundation.   He is past Chairman of the Board of the Oxford University School.
Dr. Rayner received his medical degree from the University of Mississippi School of Medicine in 1966 and served his internship and residency at the University of Tennessee City of Memphis Hospitals. He served fellowships at both Johns Hopkins Medical School and the Smith-Kettle Well Institute.

     David M. Schneider, M.D. has served as a director of PRG since June 28, 1995. Dr. Schneider also serves as a director of LCA-Vision Inc., a company that owns and manages surgery centers that provide excimer laser refractive surgery. Dr. Schneider has been the President of the Midwest Eye Center since 1985, serving as Surgeon and Director. He has been in practice since 1981 specializing in refractive surgery. He is an American Board of Ophthalmology Diplomate and an Active Fellow of the American Academy of Ophthalmology. Dr. Schneider received his M.D. degree from the University of Cincinnati. He completed his residency at the University of Cincinnati, with post residency fellowship training at the Mary Shiels Eye Hospital in Dallas, Texas and the University of Cincinnati.

     Paul M. Shimoff has served as a director of PRG since June 28, 1995. Mr. Shimoff has been engaged in the private practice of law since 1972 and currently practices with McPeters McAlearney Shimoff & Hatt. Mr. Shimoff has served as a director of San Bernardino Community Hospital since 1992 and San Bernardino Community Hospital Foundation since 1990. He is also a Fellow of The American College of Trust and Estate Counsel, a California Board of Legal Specialization Certified Specialist in Taxation Law and a former President of the San Bernardino County Bar Association. Mr. Shimoff received his J.D. from the University of California, Hastings College of Law in 1972 and received his B.A. in Economics from U.C.L.A. in 1969.

     Ronald L. Stanfa has served as a director of PRG since June 28, 1995. Mr. Stanfa has served as a Managing Director of Notre Capital Ventures II, L.L.C. since July 1995. From June 1993 to July 1995, Mr. Stanfa was an independent business consultant and investor. Mr. Stanfa was a founder and served as a director of Allwaste, Inc., an environmental services company, from 1986 to 1995. From October 1988 to June 1993, Mr. Stanfa was the Vice President-Corporate Development of Allwaste, Inc. Mr. Stanfa also served as a director of U.S. Delivery Systems, Inc., a same day delivery company, from 1994 until its sale in February 1996. Mr. Stanfa received his B.A. in Economics from Northern Illinois University in 1969.

     P. Harold Wallar, M.D. has served as a director of PRG since June 28, 1995. Dr. Wallar has served as President of the Inland Eye Institute and of the Loma Linda Ophthalmology Medical Group since January 1, 1993. Dr. Wallar currently serves as a Clinical Associate Professor of Ophthalmology at Loma Linda University. Dr. Wallar has also served as President of the Tri-County Eye Society. Dr. Wallar received his M.D. degree from Loma Linda University, performed his internship at the University of California, Davis' Sacramento Medical Center and completed his residency at Loma Linda University. Dr. Wallar furthered his training with a fellowship in Strabismus and Pediatric Ophthalmology at the University of Pittsburgh Eye and Ear Hospital, where he also held a university faculty appointment.

     Kenneth C. Westfield, M.D. has served as a director of PRG since June 28, 1995. Dr. Westfield has served since 1995 as Director and President of Westfield Eye Center, Kenneth C. Westfield, M.D., Ltd. and has served since 1990 as Director and President of the Mohave Eye Surgery Center and as Director for the Rudy Manthei, D.O. and Kenneth C. Westfield, M.D. Nevada Eye Care Network, Ltd. Dr. Westfield served from 1981 to 1995 as Director and President of the Southern Nevada Eye Clinic, Kenneth C. Westfield, M.D., Ltd. and as Vice President and Treasurer of the Nevada Institute of Ambulatory Surgery. Dr. Westfield has been in private practice since 1980. Dr. Westfield received his M.B.A. from the University of California, Irvine, in 1991. Dr. Westfield completed his residency in Ophthalmology at the Kresse Eye Institute of Wayne State University and completed his internship at the Henry Ford Hospital in Detroit, Michigan. Dr. Westfield received his medical degree from Wayne State University in 1976.

MEETINGS AND COMMITTEES OF THE BOARD

     The business of PRG is managed under the direction of the Board. The Board meets on a regularly scheduled basis to review significant developments affecting PRG and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board met seven times during the fiscal year ended December 31, 1996 ("1996") and acted two times by written consent. During such period, all members of the Board participated in at least 75% of the aggregate of all Board and applicable committee meetings.

     The Board is divided into three classes with 5 or 6 directors in each class, each class serving for a term of three years. At each annual meeting of stockholders, directors of the class the term of which then expires will be elected by the holders of the Common Stock to succeed those directors whose terms are expiring. PRG's Bylaws provide that a majority of the Board must be licensed to practice medicine.

     Drs. Baum, Fritch, Herron, McDonald, Noreika, Schneider, Wallar and Westfield and Messrs. Gilleland, Shimoff and Stanfa agreed with PRG and Notre Capital Ventures, Ltd. ("Notre") (PRG's founding stockholder) to serve as a director of PRG upon the consummation of the initial public offering of the Company's Common Stock. At the time of the EyeCorp Merger, the Board of Directors was increased to seventeen and Mr. Burch and Drs. Meyer and Rayner agreed with PRG and EyeCorp to serve as directors. Dr. Ellis was later elected to fill the remaining vacancy.

     The Board has five standing committees (excluding certain advisory committees): an Acquisition Committee, an Audit Committee, a Compensation and Stock Option Committee, an Executive Committee and a Nominating Committee. The function of these committees is described below.

     ACQUISITION COMMITTEE. The function of the Acquisition Committee is to evaluate and approve acquisitions; however, potential acquisitions that exceed a specified dollar threshold are approved by the entire Board. The Acquisition Committee has the authority to authorize the issuance of capital stock of PRG in connection with acquisitions. The Acquisition Committee met 15 times and acted one time by written consent in 1996. The Acquisition Committee is comprised of Charles D. Fritch, M.D., Richard A. Gilleland, Emmett E. Moore, P. Harold Wallar, M.D. and Kenneth C. Westfield, M.D.

     AUDIT COMMITTEE. The function of the Audit Committee is to recommend to the Board the appointment of the firm selected to be independent auditors for PRG, to review the plan and scope of any audit of PRG's financial statements and to review PRG's significant accounting policies and related matters. The Audit Committee met four times in 1996. The Audit Committee is comprised of Lucius E. Burch, III, Paul M. Shimoff and Ronald L. Stanfa.

     COMPENSATION AND STOCK OPTION COMMITTEE. The function of the Compensation and Stock Option Committee is to establish the compensation of executive officers and the employee benefit plans to be adopted or established from time to time by PRG, and to administer and determine the options to be granted pursuant to the Amended and Restated PRG Plan and the Health Care Professionals Plan. The Compensation Committee met 11 times and acted one time by written consent during 1996. The Compensation Committee is comprised of Richard A. Gilleland, Paul M. Shimoff and Ronald L. Stanfa.

     EXECUTIVE COMMITTEE. The function of the Executive Committee is to direct and manage the business and affairs of PRG in the intervals between meetings of the Board. The Executive Committee is empowered with all of the authority of the Board in the management and affairs of PRG, except where action of the Board as a whole is expressly required by law, PRG's Restated Certificate of Incorporation or PRG's Bylaws. The Executive Committee met 15 times and acted two times by written consent during 1996. The Executive Committee is comprised of Alan C. Baum, M.D., Emmett E. Moore, David M. Schneider, M.D. and Ronald L. Stanfa.

     NOMINATING COMMITTEE. The function of the Nominating Committee is to develop a policy relating to the size and composition of the Board, to formulate the criteria relating to candidate selection, to propose to the Board a slate of Director nominees for election at the annual meeting of the stockholders of PRG, to recommend candidates to fill vacancies on the Board and to suggest members to serve on the various committees of the Board. The Nominating Committee met one time during 1996. The Nominating Committee is comprised of Bruce E. Herron, M.D., James E. McDonald, II, M.D., Joseph C. Noreika, M.D., David M. Schneider, M.D., and Paul M. Shimoff.


                   PROPOSAL II - EMPLOYEE STOCK PURCHASE PLAN

DESCRIPTION OF THE PLAN

     On August 19, 1996, the Board approved, subject to the consideration and approval of the stockholders of PRG, a proposed Employee Stock Purchase Plan (the "Plan"). The Plan's effective date is January 1, 1997. In addition, effective January 1, 1997, the Executive Committee adopted, subject to the consideration and approval of the stockholders, Amendment One to the Plan reducing the time period which an employee must be employed by PRG to be eligible to participate in the Plan from one year to six months. The purpose of the Plan is to allow eligible employees to purchase the Company's Common Stock through accumulated payroll withholding amounts. As of March 31, 1997, approximately 4,000 persons were eligible to participate in the Plan, of which approximately 530 persons held options under the Plan. The aggregate number of shares of Common Stock that may be issued pursuant to the Plan is 1,000,000 shares.

     The Plan is administered by a committee (the "Committee"). The members of the Committee are appointed by the Board and serve at the discretion of the Board. The Committee has full power and authority, subject to the provisions of the Plan, to construe and interpret the Plan and to make all other determinations and take any and all actions necessary or advisable for the administration of the Plan.

     On the first business day of each calendar year (the "Commencement Date"), the Company will grant each eligible employee an option to purchase, on the last business day of such calendar year (the "Exercise Date"), the greatest number of shares of the Company's Common Stock that may be purchased with accumulated amounts withheld from the employee's pay. Each calendar year is considered an "Offering Period."

     Generally, any person who, as of the Commencement Date of an Offering Period, (i) has been an employee of the Company or a subsidiary of the Company for six months, (ii) normally works more than 20 hours per week and (iii) normally works more than 5 months in a calendar year may participate in the Plan for such Offering Period. In addition, a person who was an employee of the Company or a subsidiary immediately prior to January 1, 1997 may participate in the Plan for the Offering Period that begins January 1, 1997. However, no employee may participate in the Plan for an Offering Period if (i) such employee's rights to purchase stock pursuant to all employee stock purchase plans (within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code")) of the Company and any subsidiary of the Company would accrue at a rate that exceeds $25,000 of the fair market value of the stock (determined on the date of grant) for each calendar year in which such option is outstanding at any time or (ii) after grant of the option the employee will own, directly or indirectly, stock or options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or a subsidiary of the Company.

     Eligible employees may purchase Common Stock subject to options granted pursuant to the Plan by authorizing payroll withholding of up to 10% of their after-tax base pay. The purchase price for the Common Stock will be 85% of the lesser of (i) the Fair Market Value of the Common Stock on the Commencement Date of the Offering Period or (i) the Fair Market Value of the Common Stock on the Exercise Date of the Offering Period. "Fair Market Value" means, on any date, the closing price per share of the Common Stock on the New York Stock Exchange on such date.

SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

     The Plan is intended to qualify as an "employee stock purchase plan" as defined in Code Section 423. Under Code Section 423, a participant in the Plan will not recognize taxable income upon the grant of options or the purchase of Common Stock pursuant to the Plan. If a participant (i) sells or otherwise disposes of Common Stock purchased pursuant to the Plan more than two years after the Commencement Date of the Offering Period in which the options were granted and more than one year after the Exercise Date of such Offering Period or (ii) dies while holding Common Stock purchased pursuant to the Plan, the participant must recognize as ordinary taxable income an amount equal to the lesser of (A) the excess of the Fair Market Value of the Common Stock on the date of disposition over the purchase price of the Common Stock or (B) the excess of the Fair Market Value of the Common Stock on the Commencement Date of the Offering Period over the purchase price of the Common Stock. The Company is not entitled to a corresponding tax deduction. If a participant sells or otherwise disposes of Common Stock purchased pursuant to the Plan within two years after the Commencement Date of the Offering Period in which the options were granted or within one year after the Exercise Date of such Offering Period, the participant must recognize as ordinary taxable income an amount equal to the excess of the Fair Market Value of the Common Stock on the Exercise Date over the purchase price of the Common Stock. The Company is entitled to a corresponding tax deduction.

     A participant's basis for determining gain or loss upon the disposition of Common Stock purchased pursuant to the Plan will be the purchase price of the Common Stock plus any amount the participant recognizes as ordinary taxable income. The difference between any amount realized upon the disposition of the Common Stock and the participant's basis in the Common Stock will be taxable as long-term or short-term capital gain depending on the participant's holding period for the Common Stock. Common Stock must have been held for more than one year to qualify for long-term capital gain or loss treatment.

RECOMMENDATION FOR APPROVAL

     Management believes that implementation of the Plan would benefit PRG by providing greater incentive to employees to increase their proprietary interest in PRG, thereby increasing such employees' motivation and incentive to exert their best efforts on behalf of the Company through the opportunity to benefit from the appreciation in value of the Common Stock of PRG.

     The Board has approved the Plan and the Executive Committee has approved Amendment One thereto. The Board and Executive Committee are seeking approval of such Plan and Amendment by the stockholders. If the Plan is approved, generally, no stockholder approval would be solicited for the issuance of stock to employees under such Plan unless required by law or any rules or regulations to which PRG is subject. Any issuance that does not require stockholder approval may be authorized by the Board.

     Adoption of the proposal to adopt the Plan and Amendment One thereto requires the affirmative vote of the holders of the majority of the shares of Common Stock, present in person or represented by proxy at the Meeting, which are entitled to vote and are voted either for or against such proposal. Unless otherwise instructed, it is the intent of the persons named in the Proxy to vote all proxies "FOR" the adoption of this proposal.

     THE BOARD RECOMMENDS A VOTE FOR THE ADOPTION OF THE PHYSICIANS RESOURCE GROUP, INC. EMPLOYEE STOCK PURCHASE PLAN AND AMENDMENT ONE TO THE PHYSICIANS RESOURCE GROUP, INC. EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL III - AMENDMENTS TO THE 1995 HEALTH CARE PROFESSIONALS STOCK OPTION PLAN AND THE AMENDED AND RESTATED 1995 STOCK OPTION PLAN

STOCK OPTION PLANS

     In March 1995, the Board adopted, and the stockholders of PRG approved, the 1995 Stock Option Plan (the "Plan"). The Board subsequently approved an amendment to the Plan to increase the total number of shares of Common Stock with respect to which options may be granted under the Plan (as amended, the "Amended and Restated PRG Plan") to 2,000,000 shares and limiting the number of options which may be granted to any individual participant under the Amended and Restated PRG Plan to options to purchase 1,000,000 shares of Common Stock. The Amended and Restated PRG Plan was approved by the stockholders of PRG at a special meeting of stockholders held March 7, 1996. The purpose of the Amended and Restated PRG Plan is to provide directors, key employees and certain advisors (the "Participants") with additional incentives by increasing their proprietary interest in PRG. As of April 1, 1997, approximately 4,000 persons were eligible for participation in the Amended and Restated PRG Plan, of which approximately 83 persons held options. The aggregate amount of Common Stock with respect to which options may be granted may not exceed 2,000,000 shares. The maximum number of shares of Common Stock with respect to which any Participant may receive options during the term of the Plan is 1,000,000.
Grants of options under the Amended and Restated PRG Plan are intended to qualify for favorable treatment under Section 16 of the Securities and Exchange Act of 1934 pursuant to Rule 16b-3 promulgated thereunder ("Rule 16b-3").

     The Amended and Restated PRG Plan provides for the grant of incentive stock options ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and nonqualified stock options ("Nonqualified Options") (collectively "Awards"). The Amended and Restated PRG Plan is administered by the Compensation and Stock Option Committee (the "Committee"), which is comprised of two or more nonemployee directors who are "disinterested" within the meaning of Rule 16b-3 as it was in effect prior to certain amendments to such rule (the "Rule 16b-3 Amendments") that became effective in August 1996. Subject to the terms of the Amended and Restated PRG Plan, the Committee has the sole authority to grant Awards under the Amended and Restated PRG Plan, to construe and interpret the Amended and Restated PRG Plan, and to make all other determinations and take any and all actions necessary or advisable for the administration of the Amended and Restated PRG Plan.

     All of PRG's employees, nonemployee Directors, and advisors are eligible to receive Awards under the Amended and Restated PRG Plan, but only employees of PRG are eligible to receive ISOs. No Participant may receive awards covering an aggregate of more than 1,000,000 shares of PRG Common Stock under the Amended and Restated PRG Plan. Options issued under the Amended and Restated PRG Plan will be exercisable in installments pursuant to a vesting schedule to be designated by the Committee. Notwithstanding the provisions of any option agreement, options will become immediately exercisable in the event of a change or threatened "change in control" (each as defined in the Amended and Restated PRG Plan) of PRG and in the event of certain mergers and reorganizations of PRG. No option will remain exercisable later than ten years after the date of grant (or five years after the date of grant in the case of ISOs granted to holders of more than 10% of the Common Stock).

     The exercise price for ISOs and nonqualified options granted under the Plan may be no less than the fair market value of the Common Stock on the date of grant (or 110% in the case of ISOs granted to employees owning more than 10% of the Common Stock). The last reported sales price of a share of the Common Stock on the New York Stock Exchange on April 1, 1997, was $13.00.

     The Amended and Restated PRG Plan provides for automatic grants ("Automatic Grants") of (a) Nonqualified Options to purchase 10,000 shares of Common Stock to nonemployee Directors who are not physicians employed by an Affiliated Practice, upon each such person's initial election to the Board, and (b) nonqualified options to purchase 5,000 shares of Common Stock to nonemployee Directors (whether or not employed as physicians by an Affiliated Practice), on the date of each annual stockholders meeting thereafter. Each such option (i) entitles the director to purchase shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant, (ii) is first exercisable with respect to half of the option on the anniversary of the date of grant and is exercisable with respect to the remaining half on the second anniversary of the date of grant, and (iii) terminates on the day prior to the tenth anniversary of the date of grant.

     In March 1995, the Board adopted, and the stockholders of PRG approved, the Health Care Professionals Plan. The Health Care Professionals Plan permits PRG to grant stock options to employees and to advisors and consultants of PRG, who PRG expects generally will be physicians and optometrists, who both (i) provide advisory or consulting services to PRG and (ii) are employed by an Affiliated Practice. The aggregate amount of Common Stock with respect to which options may be granted may not exceed 1,000,000 shares. As of April 1, 1997, approximately 4,600 persons were eligible for participation in the Health Care Professionals Plan, of which approximately 214 held options. Options granted under the Health Care Professionals Plan will vest over a period designated by the Committee, which in general will be over a period of five years from the date of grant. Generally, such options will expire upon the termination of employment or the advisory or consultant relationship with PRG or on the day prior to the tenth anniversary of the date of grant, whichever occurs first.

     The Health Care Professionals Plan provides for the grant of Nonqualified Options. The Health Care Professionals Plan is administered by the Committee. Subject to the terms of the Health Care Professionals Plan, the Committee has the sole authority to grant options under such plan, to construe and interpret such plan, and to make all other determinations and take all actions necessary or advisable for the administration of such plan. The exercise price for options granted under the Health Care Professionals Plan may be no less than the fair market value of the Common Stock on the date of grant.

PROPOSED AMENDMENTS TO STOCK OPTION PLANS

     On February 2, 1997, the Board approved additional amendments to the Amended and Restated PRG Plan (the "Proposed PRG Plan Amendments"). If approved by the stockholders of PRG, the Proposed PRG Plan Amendments would (i) increase the number of shares of Common Stock with respect to which options may be granted under the Amended and Restated PRG Plan from 2,000,000 to 3,000,000;
(ii) increase the maximum number of shares with respect to which Awards may be made to any Participant under the Amended and Restated PRG Plan from 1,000,000 to 2,000,000; (iii) remove certain references in the plan document for the Amended and Restated PRG Plan to Rule 16b-3 and remove certain limitations in such document upon the use of shares to satisfy a tax withholding requirement, which references and limitations are no longer required in light of the Rule 16b-3 Amendments; (iv) replace the requirement that members of the Committee be "disinterested" within the meaning of Rule 16b-3 as in effect prior to the Rule 16b-3 Amendments with a requirement that Committee members be both (a) "Non-Employee Directors" within the meaning of Rule 16b-3 as in effect following the Rule 16b-3 Amendments and (b) "outside directors" within the meaning of Section 162(m) of the Code (see "Deduction Limitation," below); (v) extend the term of the Amended and Restated PRG Plan until January 1, 2007; (vi) delete the requirement of stockholder approval of any amendment to the Amended and Restated PRG Plan that materially increases the benefits available under such plan or materially modifies the requirements for eligibility under such plan, since Rule 16b-3 as in effect following the Rule 16b-3 Amendments no longer requires such approval; and (vii) delete the prohibition against amending the terms governing Automatic Grants more frequently than every six months, since Rule 16b-3 as in effect following the Rule 16b-3 Amendments no longer requires such a prohibition. If approved by the stockholders of PRG, the Proposed PRG Plan Amendments would be effective as of January 1, 1997. The stockholders of PRG are being asked in this proxy statement to vote to approve the Proposed PRG Plan Amendments.

     On February 2, 1997, the Board approved amendments to the Health Care Professionals Plan (the "Proposed Health Care Professionals Plan Amendments"). If approved by the stockholders of PRG, the Proposed Health Care Professionals Plan Amendments would (i) increase the number of shares of Common Stock with respect to which options may be granted under the Health Care Professionals Plan from 1,000,000 to 2,000,000; (ii) add nonemployee Directors to the class of persons eligible to receive options under the Health Care Professionals Plan;
(iii) add a provision limiting the number of shares with respect to which any Participant may receive options under the Health Care Professionals Plan to 1,000,000, for the purpose of complying with the requirements of the Performance-Based Compensation Exception to Section 162(m) of the Code (see "Deduction Limitation," below); and (iv) add a requirement that Committee members be both (a) "Non-Employee Directors" within the meaning of Rule 16b-3 as in effect following the Rule 16b-3 Amendments and (b) "outside directors" within the meaning of Section 162(m) of the Code. If approved by the stockholders of PRG, the Proposed Health Care Professionals Plan Amendments would be effective as of January 1, 1996. The stockholders of PRG are being asked in this proxy statement to vote to approve the Proposed Health Care Professionals Plan Amendments.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES RELATING TO STOCK OPTION PLANS

     Summary of Certain Federal Income Tax Consequences Relating to ISOs. A Participant realizes no taxable income, and no income tax deduction is available to PRG, upon either the grant or the exercise of an ISO. If a Participant holds the shares acquired upon the exercise of an ISO for more than one year after the issuance of the shares upon exercise of the ISO and more than two years after the date of the grant of the ISO (the "holding period"), the difference between the exercise price and the amount realized upon the sale of the shares will be a long-term capital gain or loss, and no income tax deduction will be available to PRG. If the Participant disposes of the shares before the expiration of the holding period, the Participant will realize ordinary income and PRG will be entitled to a deduction on the portion of the gain, if any, equal to the difference between the ISO exercise price and the fair market value of the shares on the date of exercise or, if less, the difference between the amount realized on the disposition and the Participant's adjusted basis in the shares; provided that the deduction will not be available to PRG to the extent the amount so included in the Participant's income causes the Participant's total compensation for the year to exceed the $1,000,000 limit on the deductibility of compensation paid to certain executive officers under Section 162(m) of the Code (the "Deduction Limitation"), if an exception to the Deduction Limitation does not apply. Any further gain or loss from an arm's-length sale or exchange of the shares will be long-term or short-term capital gain or loss depending upon the length of time the Participant has held the shares before the disposition. Certain special rules apply if an ISO is exercised by tendering shares. The difference between the ISO exercise price and the fair market value of the PRG Common Stock acquired upon the exercise of an ISO, determined as of the time of exercise, may constitute alternative minimum taxable income subject to an alternative minimum tax.

     Summary of Certain Federal Income Tax Consequences Relating to Nonqualified Options. A Participant generally realizes no taxable income upon the grant of a Nonqualified Option, and no deduction generally is then available to PRG. Upon exercise of a Nonqualified Option, the excess of the fair market value of the shares on the date of exercise over the exercise price will be taxable to the Participant as ordinary income. This amount also will be deductible by PRG unless the amount so included in the Participant's income causes the Participant's total compensation for the year to exceed the Deduction Limitation and an exception to the Deduction Limitation does not apply. The tax basis of shares acquired by the Participant will be the fair market value of the shares on the date of exercise. When a Participant disposes of shares acquired upon exercise of a Nonqualified Option, any amount realized in excess of the fair market value of the shares on the date of exercise generally will be long-term or short-term capital gain, depending upon the length of time the Participant has held the shares since the exercise of the Nonqualified Option. If the amount received is less than such fair market value, the loss will be long-term or short-term capital loss, depending upon the length of time the Participant has held the shares. The exercise of a Nonqualified Option will not trigger the alternative minimum tax consequences applicable to ISOs.

     Deduction Limitation. Section 162(m) of the Code provides an exception (the "Performance Based Compensation Exception") to the Deduction Limitation for options granted under stock option plans that meet certain requirements. The Amended and Restated PRG Plan and the Health Care Professionals Plan are intended to comply with the requirements for the Performance Based Compensation Exception to the Deduction Limitation. The Board of PRG believes that it is in the best interests of PRG and its stockholders to comply with the requirements for the Performance Based Compensation Exception.

NEW PLAN BENEFITS

     As the Compensation Committee grants options under both the Health Care Professionals Plan and the Amended and Restated PRG Plan based on performance, the benefits that will accrue to certain employees of PRG upon approval of the amendments are not readily determinable with the exception of certain automatic grants to members of the Board. See "Proposal III - Approval of Amendments to the 1995 Health Care Professionals Stock Option Plan and the Amended and Restated 1995 Stock Option Plan - Stock Option Plans.". In addition, subject to approval of the stockholders of the amendments set forth in this proposal, certain directors and executive officers will be granted options under the Amended and Restated PRG Plan upon acceptance of new employment agreements with PRG as set forth in the section headed, "Certain Grants Under the Amended and Restated PRG Plan."

CERTAIN GRANTS UNDER THE AMENDED AND RESTATED PRG PLAN

     Effective as of February 21, 1997, the Board of Directors approved the grant to certain executive employees of PRG, under the Amended and Restated PRG Plan, of options to purchase shares of Common Stock of the Company in the amounts set forth in the table below. The options were granted subject to the approval by the stockholders of PRG of the Proposed PRG Plan Amendments. The options so granted and subject to stockholder approval of the foregoing proposal are as follows:

                EXECUTIVE OFFICERS                      OPTIONS GRANTED
                ------------------                      ---------------

     Emmett E. Moore, Chairman of the Board, CEO           100,000(1)
     Richard M. Owen                                        66,940(1)
     Executive Officers Group                              166,940(1)
     Director Nominees                                     100,000(1)

     (1)  Contingent on acceptance of new Employment Agreement

     The grant of the options set forth in the table above is contingent upon the acceptance by Messrs. Moore and Owen of the terms and conditions of the employment agreements proposed to such individuals by the Company. The execution of such employment agreement shall serve as consideration for the grant of the options by the Company. All such options shall be effective as of February 21, 1997 and shall vest and become exercisable over a period of five
(5) years, 20% per year, on each of February 21, 1997, 1998, 1999, 2000 and 2001. The exercise price of such options shall be $15.25. The closing price for the Common Stock as listed on the New York Stock Exchange on April 1, 1997 was $13.00. See "Management Compensation - Employment Agreements." The federal income tax consequences of the issuance and exercise of the options is explained herein in the section headed "Summary of Federal Income Tax Consequences Relating to Stock Option Plans."

RECOMMENDATION FOR APPROVAL

     The Board has approved the amendments to the Health Care Professionals Plan and the Amended and Restated PRG Plan. The Board is seeking approval of the amendments by the stockholders.

     Adoption of the proposal to amend the Health Care Professionals Plan and the Amended and Restated PRG Plan requires the affirmative vote of the holders of the majority of the shares of Common Stock, present in person or represented by proxy at the Meeting, which are entitled to vote and are voted either for or against such proposal. Unless otherwise instructed, it is the intent of the persons named in the Proxy to vote all proxies "FOR" the adoption of this proposal.

     THE BOARD RECOMMENDS A VOTE FOR THE PROPOSED PRG PLAN AMENDMENTS TO THE 1995 HEALTH CARE PROFESSIONALS STOCK OPTION PLAN AND THE AMENDED AND RESTATED 1995 STOCK OPTION PLAN.


PROPOSAL IV - NEW STOCK OPTION GRANTS IN CONNECTION WITH THE CANCELLATION OF EXISTING STOCK OPTION GRANTS

     The Amended and Restated PRG Plan has been utilized to provide directors, executives and other key employees with increased motivation and incentive to exert their best efforts on behalf of the Company through the opportunity to benefit from appreciation in the value of the Common Stock. Due to a decline in the price of the Common Stock in fiscal 1996, certain options granted on April 17, 1996 to Emmett E. Moore, Richard M. Owen, Richard J. D'Amico, Mark P. Kingston, John N. Bingham, Richard Talbot and Michael Casas are exercisable at prices which exceed the current market value of the Common Stock. In order to restore the incentive value to such options, effective February 21, 1997, the Board approved, subject to the consideration and approval of the stockholders of PRG, the issuance of new option grants to Emmett E. Moore, Richard M. Owen, Richard J. D'Amico, Mark P. Kingston, John N. Bingham, Richard Talbot and Michael Casas with an exercise price equal to the market price on February 21, 1997 of $15.25. The grant of the new options to the above-named parties is conditioned upon the surrender, on or before May

21, 1997, of the option agreement evidencing such party's April 17, 1996 option and the concurrent cancellation of such option. Such surrender and cancellation are also subject to stockholder approval.

     The options granted on April 17, 1996 which shall be subject to cancellation upon surrender of such option are set forth in the following table:


                            NUMBER OF SHARES FOR
                            --------------------
                            WHICH APRIL 17, 1996
                            --------------------
NAME OF OFFICER            OPTION MAY BE EXERCISED               PLAN               EXERCISE PRICE
---------------            -----------------------               ----               --------------

     Emmett E. Moore             445,000            Amended and Restated PRG Plan       $27.625
     Richard M. Owen              45,000            Health Care Professional Plan          "
     Richard J. D'Amico          150,000            Amended and Restated PRG Plan          "
     Mark P. Kingston             45,000            Health Care Professionals Plan         "
     John N. Bingham              50,000            Amended and Restated PRG Plan          "
     Richard Talbot               30,000            Amended and Restated PRG Plan          "
     Michael Casas                30,000            Amended and Restated PRG Plan          "


     Upon such surrender and cancellation of the options, each of the above-named parties shall receive the following options, which shall vest and become exercisable over a period of four (4) years, 25% per year on each of February 21, 1998, 1999, 2000 and 2001:


                            NUMBER OF SHARES FOR
                            --------------------
                           WHICH FEBRUARY 21, 1997
                           -----------------------
NAME OF OFFICER            OPTION MAY BE EXERCISED              PLAN               EXERCISE PRICE
---------------            -----------------------              ----               --------------

     Emmett E. Moore             267,000            Amended and Restated PRG Plan    $15.25
     Richard M. Owen              27,000                          "                     "
     Richard J. D'Amico           90,000                          "                     "
     Mark P. Kingston             27,000                          "                     "
     John N. Bingham              30,000                          "                     "
     Richard Talbot               18,000                          "                     "
     Michael Casas                18,000                          "                     "


RECOMMENDATION FOR APPROVAL

     Management believes that the approval of the new stock option grants is advisable to restore the incentive value to those options granted to the above-named directors, officers and key employees on April 17, 1996. It is anticipated that the approval of this proposal will benefit PRG by providing the above-named individuals with increased motivation and incentive to exert their best efforts on behalf of the Company through the opportunity to benefit from appreciation in the value of the Common Stock. The above-named individuals have a substantial interest in the approval of this proposal.

     The Board has approved the grant of the new stock options in connection with the cancellation of existing stock option grants and is seeking approval of such by the stockholders.

     Adoption of the proposal to grant new stock options to Emmett E. Moore, Richard M. Owen, Richard J. D'Amico, Mark P. Kingston, John N. Bingham, Richard Talbot and Michael Casas requires the affirmative vote of the holders of the majority of the shares of Common Stock, present in person or represented by proxy at the Meeting, which are entitled to vote and are voted either for or against such proposal. Unless otherwise instructed, it is the intent of the persons named in the Proxy to vote all proxies "FOR" the adoption of this proposal.

     THE BOARD RECOMMENDS A VOTE FOR THE GRANT OF NEW STOCK OPTIONS IN CONNECTION WITH THE CANCELLATION OF EXISTING STOCK OPTION GRANTS.

                PROPOSAL V - SALE OF SHARES TO EMMETT E. MOORE

     The Board has created a series of Preferred Stock, par value $.01 per share, of the Company and authorized 200,000 shares of convertible preferred stock designated as "Series B Convertible Preferred Stock" (hereinafter the "Shares"). The holders of such Shares are not entitled to dividends nor do they have voting rights, except as provided by law. Each Share is convertible, at any time, into one share of the Common Stock of PRG, subject to certain adjustments. The Shares are not redeemable and they are non-cumulative. The Board may issue shares senior in preference to the Shares. Upon liquidation, dissolution or winding-up of PRG, the holders of the Shares are entitled to receive the liquidation value of such Shares ($.01 per share) in preference to and in priority over distributions upon the Common Stock of PRG.

     Effective February 21, 1997, the Board approved, subject to the consideration and approval of the stockholders of PRG, a grant of the right to purchase up to 200,000 of the Shares to Emmett E. Moore, Chairman of the Board and Chief Executive Officer of PRG during the two (2) year period beginning February 21 , 1997 and ending at 5:00 p.m. C.S.T. on February 20, 1999 on the terms and conditions set forth in that certain letter agreement dated effective as of February 21, 1997 by and between Mr. Moore and PRG (the "Letter Agreement"). The Letter Agreement provides that Mr. Moore shall pay to PRG an amount equal to (i) the closing sales price of PRG's Common Stock on the New York Stock Exchange on the date of delivery of notice to the Secretary of PRG of Mr. Moore's intention to purchase the Shares times (ii) the number of Shares purchased. The purchase of the Shares shall be funded by a loan from PRG to Mr. Moore, the principal of which is nonrecourse and the interest payable with respect to which is recourse (the "Loan"), evidenced by the execution of the Note (defined below) and the Stock Pledge Agreement (defined below) by Mr. Moore.

     In order to facilitate the purchase of the shares by Mr. Moore, the Board approved, subject to the consent of the stockholders of PRG, a Loan to Mr. Moore in an amount up to $5,000,000.00. The Loan is evidenced by a promissory note (the "Note") executed by Mr. Moore in favor of PRG. The Note is in the principal amount of $5,000,000.00 and bears interest at the applicable Federal rate, as that term is defined in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended, (the "Code") applicable to term loans, as that term is defined in Section 7872(f)(6) of the Code or the Maximum Lawful Rate, defined as the maximum nonusurious rate of interest per annum permitted by whichever of applicable United States federal law or Texas law permits the higher interest rate, including, to the extent permitted by applicable law, any amendments thereof or any new law coming into effect to the extent a higher Maximum Lawful Rate is permitted thereby. PRG shall make advances directly to itself for the account of Mr. Moore under the Note in order to facilitate the purchase of any or all of the Shares in an aggregate amount not to exceed $5,000,000.00. The
Note is not a revolving note and amounts repaid under the Note may not be reborrowed by Mr. Moore. The obligation of PRG to make advances under the Note shall expire automatically on February 21, 1999. All advances under the Note must be repaid (both principal and interest on such advance) on the fourth anniversary of the advance. All outstanding principal and interest due under the Note is due and payable in full on February 21, 2003. The Note is secured by the pledge of any and all Series B Convertible Preferred Stock purchased by Mr. Moore with the proceeds of the Note. Mr. Moore is not be personally liable for the payment of sums of principal due under the Note, but is personally liable for the payment of interest accrued under the Note.

     In addition, the Board has approved, subject to the consent of the stockholders of PRG, the Stock Pledge Agreement (herein so called) dated February 21, 1997 by and between Mr. Moore and PRG whereby Mr. Moore pledges all Series B Convertible Preferred Stock purchased with the proceeds of the Note to PRG as security for the repayment of the Note. The Stock Pledge Agreement provides that, in addition to the Shares, (i) all cash, securities, dividends and other property of any kind at any time and from time to time receivable or otherwise distributed in respect of or in exchange for any or all of the Shares and any other property substituted or exchanged therefor and (ii) any and all proceeds, monies, income benefits and other sums arising from or by virtue of, and all dividends and distributions (cash or otherwise) payable and/or distributable with respect to, all or any of the Shares or other property described in (i) hereof shall be pledged as security for the payment of the Note. Upon payment of the Note, the security interest is to be released. PRG must release all or a portion of the Shares from the lien upon written request of Mr. Moore and the occurrence of one of the following: (i) Mr. Moore agrees to be personally bound for payment of an amount equal to the net after tax proceeds that would be realized by Mr. Moore from a sale of the Shares on the date of the release of the Shares at a per share sales price equal to the closing sale price for shares of common stock of PRG on the day before the release of the Shares or
(ii) Mr. Moore executes a written agreement whereby Mr. Moore agrees to sell the Shares within ten (10) days and pay the net after tax proceeds of such sale to PRG for application as provided in the Note. All proceeds received by PRG from the disposition of any of the Shares or from the exercise of any other right pursuant to the Stock Pledge Agreement shall be applied to the obligation evidenced by the Note.

     On March 25, 1997, subject to stockholder approval, Mr. Moore exercised his right to purchase 200,000 of the Shares at a price of $11.125 per share on the terms and conditions set forth in the Letter Agreement.

RECOMMENDATION FOR APPROVAL

     Management believes that the approval of the sale of the Shares to Mr. Moore is beneficial to PRG because it will maximize the incentive for Mr. Moore, Chairman of the Board and Chief Executive Officer of PRG, to remain in
the employ of the Company and work to maximize stockholder value.   The general
effect of the issuance on the current stockholders should be minimal in light of the fact that Mr. Moore will not receive dividends on the Shares. The principal effects of the adoption of the proposal are (i) Mr. Moore will receive the liquidation value of the Shares prior to the receipt of the liquidation value of the Common Stock by the holders thereof upon the liquidation, dissolution or winding-up of PRG and (ii) a potential slight dilutive effect on outstanding shares of Common Stock. Mr. Moore has a substantial interest in the approval of this proposal because he will be given the opportunity to acquire the Shares with funds loaned to him by the Company.

     The Board has approved the sale of the Shares to Mr. Moore pursuant to the terms and conditions of the Letter Agreement, the Note and the Stock Pledge Agreement and is seeking approval of such sale by the stockholders.

     Adoption of the proposal to sell the Shares to Mr. Moore pursuant to the terms and conditions of the Letter Agreement, the Note and the Stock Pledge Agreement requires the affirmative vote of the holders of the majority of the shares of Common Stock, present in person or represented by proxy at the Meeting, which are entitled to vote and are voted either for or against such proposal, provided that the total vote cast on such proposal represents a majority in interest of all securities entitled to vote on such proposal. Unless otherwise instructed, it is the intent of the persons named in the Proxy to vote all proxies "FOR" the adoption of this proposal.

     THE BOARD RECOMMENDS A VOTE FOR THE SALE OF PRG CONVERTIBLE PREFERRED STOCK TO EMMETT E. MOORE ON THE TERMS AND CONDITIONS SET FORTH IN THE LETTER AGREEMENT, NOTE AND STOCK PLEDGE AGREEMENT.


                PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP

     The following table sets forth information with respect to beneficial ownership of Common Stock as of March 31, 1997 by (i) all persons known to PRG to be the beneficial owner of 5% or more of the Common Stock, (ii) each director of PRG, (iii) each of the Chief Executive Officer and the four highest paid executive officers other than the Chief Executive Officer (the "Named Executive Officers"); and (iv) all PRG directors and executive officers as a group. This table does not include shares of Common Stock that may be purchased pursuant to options not exercisable within 60 days of March 31, 1997. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated.


                                               Amount and Nature
Name of Beneficial Owner or                      of Beneficial      Percent
Number of Persons in Group                         Ownership        of Class
--------------------------                         ---------        --------

Emmett E. Moore............................       390,000(1)(2)       1.3
Richard M. Owen............................         141,247(3)         *
Richard J. D'Amico.........................          58,000(4)         *
Mark Kingston..............................         126,247(5)         *
Jonathan R. Bond...........................          22,500(6)         *
Alan C. Baum, M.D..........................         195,170(7)         *
Lucius E. Burch, III.......................          18,000(4)         *
Joe E. Ellis, O.D..........................           8,963            *
Charles D. Fritch, M.D.....................         128,423(8)         *
Richard A. Gilleland.......................           4,500(4)         *

Bruce E. Herron, M.D.......................         112,487(9)         *
James E. McDonald, II, M.D.................         128,369(10)        *
David Meyer, M.D...........................       1,879,749(11)       6.2
Joseph C. Noreika, M.D.....................         120,652(12)        *
James W. Rayner, M.D.......................         487,876(13)       1.6
David M. Schneider, M.D....................         341,020(13)       1.1
Paul M. Shimoff............................           6,500(14)        *
Ronald L. Stanfa...........................          31,500(14)        *
P. Harold Wallar, M.D......................         211,150(15)        *
Kenneth C. Westfield, M.D..................         304,330(13)       1.0
All directors and executive officers as a
     group (25 persons)....................       4,951,822(16)        16

_______________

* Less than 1%.

(1) Includes 1,000 shares held by Mr. Moore's spouse and 169,000 shares which may be purchased upon the exercise of options exercisable within 60 days of March 31, 1997.

(2) Includes 200,000 shares which may be acquired by Mr. Moore upon conversion of shares of Series B Convertible Preferred Stock. The issuance of the Series B Convertible Preferred Stock is subject to stockholder approval.

(3) Includes 39,000 shares which may be purchased upon the exercise of options exercisable within 60 days of March 31, 1997.

(4) Consists entirely of shares which may be purchased upon the exercise of options exercisable within 60 days of March 31, 1997.

(5) Includes 24,000 shares which may be purchased upon the exercise of options exercisable within 60 days of March 31, 1997.

(6) Includes 19,000 shares which may be purchased upon the exercise of options exercisable within 60 days of March 31, 1997.

(7) Includes 14,192 shares held by affiliated general partnerships in which Dr. Baum is a general partner and 2,500 shares which may be purchased upon the exercise of options exercisable within 60 days of March 31, 1997.

(8) Includes 116,923 shares held by a trust for which Dr. Fritch is a trustee and 2,500 shares which may be purchased upon the exercise of options exercisable within 60 days of March 31, 1997.

(9) Includes 7,935 shares of Common Stock held by a general partnership in which Dr. Herron is a partner and 2,500 shares which may be purchased upon the exercise of options exercisable within 60 days of March 31, 1997.

(10) Includes 3,443 shares held by a general partnership in which Dr. McDonald's children are partners, 17,109 shares of Common Stock held by Dr. McDonald's spouse and 2,500 shares which may be purchased upon the exercise of options exercisable within 60 days of March 31, 1997.

(11) Includes 62,877 shares held by a general partnership in which Dr. Meyer is a partner and 2,500 shares which may be purchased upon the exercise of options exercisable within 60 days of March 31, 1997. Dr. Meyer's address is 813 Ridge Lake Blvd., Suite 400, Memphis, Tennessee 38120.

(12) Includes 13,030 shares held by Dr. Noreika's spouse and by trusts for which Dr. Noreika's spouse is trustee and 2,500 shares which may be purchased upon the exercise of options exercisable within 60 days of March 31, 1997.

(13) Includes 2,500 shares which may be purchased upon the exercise of options exercisable within 60 days of March 31, 1997.

(14) Includes 4,500 shares which may be purchased upon the exercise of options exercisable within 60 days of March 31, 1997.

(15) Includes 208,650 shares held by a trust of which Dr. Wallar is a trustee and 2,500 shares which may be purchased upon the exercise of options exercisable within 60 days of March 31, 1997.

(16) Includes 442,334 shares that may be purchased upon the exercise of options exercisable within 60 days of March 31, 1997 and 200,000 shares that may be purchased upon conversion of Series B Convertible Preferred Stock. The issuance of the Series B Convertible Preferred Stock is subject to stockholder approval.


                            MANAGEMENT COMPENSATION


SUMMARY COMPENSATION TABLE


     The following table sets forth a summary of the compensation paid by PRG for services rendered in all capacities to PRG during 1996 to the Named Executive Officers.

                                                                                     LONG TERM COMPENSATION
                                                                               ----------------------------------
                                             ANNUAL COMPENSATION                        AWARDS           PAYOUTS
                                 --------------------------------------------  ------------------------  --------
                                                                 OTHER ANNUAL   RESTRICTED   SECURITIES    LTIP     ALL OTHER
  NAME AND PRINCIPAL                                             COMPENSATION     STOCK      UNDERLYING   PAYOUTS  COMPENSATION
       POSITION             YEAR       SALARY($)       BONUS($)       ($)       AWARDS ($)    OPTIONS       ($)         ($)
------------------------------------------------------------------------------------------------------------------------------------
Emmett E. Moore             1995        100,885                                                200,000
 Chairman of the Board      1996        315,000       50,000/(1)/                              500,000/(2)          8,269.23/(3)/
 Chief Executive Officer
 and President

Richard M. Owen             1995         84,462                                                 75,000
 Senior Vice President      1996        185,000       35,000/(1)/                               90,000/(4)/         6,923.00/(3)/
 and Treasurer

Richard J. D'Amico          1995         76,313                                                 70,000
 Senior Vice President      1996        150,000      110,000                                   195,000/(5)/        50,000.38/(3)(6)/
 and Secretary

Mark Kingston               1995         46,923                                                 75,000
 Senior Vice President      1996        140,000      105,000                                    70,000/(4)/          3,846.07/(3)/
 and Chief Development
 Officer

Jonathan R. Bond            1995         19,673                                                 95,000
 Senior Vice President      1996        155,000       82,500                                    15,000               5,961.45/(3)/
 - Operations

--------------------

(1) Mr. Moore waived the bonus of approximately $150,000, which would have accrued pursuant to the terms of his old employment contract and, subject to stockholder approval of the amendments to the Amended and Restated Plan, will receive an option to purchase 100,000 shares of PRG Common Stock at an exercise price of $15.25; Mr. Owen waived a bonus of approximately $92,500, which would have accrued pursuant to the terms of his old employment contract and, subject to stockholder approval of the amendments to the Amended and Restated Plan, will receive an option to purchase 66,940 shares of PRG Common Stock at an exercise price of $15.25. See "Management Compensation-Employment Agreements."

(2) Includes an option to purchase 445,000 shares of PRG Common Stock at an exercise price of $27.625, which, subject to stockholder approval, will be cancelled and reissued as an option to purchase 267,000 shares of PRG Common Stock at an exercise price of $15.25.

(3)    Represents amounts paid by PRG for health insurance premiums.

(4) Includes an option to purchase 45,000 shares of PRG Common Stock at an exercise price of $27.625, which, subject to stockholder approval, will be cancelled and reissued as an option to purchase 27,000 shares of PRG Common Stock at an exercise price of $15.25.

(5) Includes an option to purchase 150,000 shares of PRG Common Stock, which, subject to stockholder approval, will be cancelled and reissued as an option to purchase 90,000 shares of PRG Common Stock at an exercise price of $15.25.

(6) Includes approximately $45,000 paid in connection with employee's relocation pursuant to the terms of the employment agreement between employee and PRG.

OPTION GRANTS DURING 1996

     The following table presents information regarding 1996 grants of options to purchase shares of Common Stock for each of the Named Executive Officers:



                                                                                                      POTENTIAL REALIZABLE
                                                                                                        VALUE AT ASSUMED
                                                                                                         ANNUAL RATES OF
                                                                                                           STOCK PRICE
                                                                                                           APPRECIATION
                                       INDIVIDUAL GRANTS                                                FOR OPTION TERM/(1)/
---------------------------------------------------------------------------------------------   ------------------------------------
                          NUMBER OF       % OF TOTAL
                         SECURITIES         OPTIONS
                         UNDERLYING       GRANTED TO       EXERCISE OR
                           OPTIONS       EMPLOYEES IN         BASE           EXPIRATION
NAME                      GRANTED(#)     FISCAL YEAR    PRICE ($/SH)/(2)/       DATE               5% ($)            10% ($)
----                      ----------     -----------    ----------------       ------             --------          --------
Emmett E. Moore             55,000           1.69%           $21.875          12/04/06            $756,634          $1,917,468
                           445,000          13.69%           $27.625          04/16/06          $7,731,035         $19,592,044

Richard J. D'Amico          45,000           1.38%           $21.875          12/04/06            $619,064          $1,568,837
                           150,000           4.61%           $27.625          04/16/06          $2,605,966          $6,604,060

Richard M. Owen             45,000           1.38%           $21.875          12/04/06            $619,064          $1,568,837
                            45,000           1.38%           $27.625          04/16/06            $781,790          $1,981,218

Jonathan R. Bond            15,000           0.46%           $21.875          12/04/06            $206,353            $522,945

Mark Kingston               25,000           0.77%           $21.875          12/04/06            $343,924            $871,576
                            45,000           1.38%           $27.625          04/16/06            $781,790          $1,981,218


------------------

/(1)/ The dollar amounts in these columns represent the potential realizable value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming that the market price of Common Stock appreciates in from the date of grant at the 5% and 10% annual rates prescribed by regulation and therefore are not intended to forecast possible future appreciation, if any, of the price of Common Stock. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, nontransferability or vesting over periods.

/(2)/ The option exercise price may be paid in shares of Common Stock owned by the executive officer, in cash, or in any other form of valid consideration as determined by the Compensation Committee in its discretion. The exercise price of each option was equal to the fair market value of the Common Stock on the date of grant.

AGGREGATED OPTION EXERCISES DURING 1996 AND YEAR-END OPTION VALUES

     The following table presents information regarding options exercised in 1996 and the value of options outstanding at December 31, 1996 for each of the Named Executive Officers:


                                                               Number of Securities           Value of Unexercised
                                                              Underlying Unexercised          In-the-Money Options
                                                               Options at FY-End (#)           at FY-End ($) /(1)/
                                                               ---------------------           -------------------
                              Shares Acquired       Value
Name                          on Exercise (#)    Realized($)  Exercisable  Unexercisable  Exercisable   Unexercisable
----                          ---------------    -----------  -----------  -------------  -----------   -------------
Emmett E. Moore                     0             $   0.00       40,000        660,000      $280,000       $1,120,000

Richard J. D'Amico                  0             $   0.00       14,000        251,000      $ 76,000       $  304,000

Richard M. Owen                     0             $   0.00       15,000        150,000      $ 75,000       $  300,000

Jonathan R. Bond                    0             $   0.00       19,000         91,000      $      0       $        0

Mark Kingston                  15,000             $188,250            0        130,000      $      0       $  300,000

-------------------

/(1)/ The closing price for the Common Stock as listed on the New York Stock Exchange on December 31, 1996, the last trading day of 1996 was $17.625. Value is calculated on the basis of the difference between the option exercise price and $17.625 multiplied by the number of shares of Common Stock underlying the option.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee of the Board of PRG was, during 1996, an officer or employee of PRG or any of its subsidiaries, or was formerly an officer of PRG or any of its subsidiaries or had any relationships requiring disclosure by PRG.

     During 1996, no executive officer of PRG served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Board, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Board, or
(iii) a member of the Compensation Committee (or other board committee performing similar functions) of another entity, one of whose executive officers served as a director of PRG.

COMPENSATION OF DIRECTORS

     Directors who are employees of PRG or of a practice with which PRG has entered a Service Agreement (each an "Affiliated Practice") do not receive additional compensation for serving as directors. Each director who is neither an employee of PRG nor of an Affiliated Practice receives a fee of $2,000 for attendance at each Board of Directors meeting (whether the meeting is in person or telephonic) and $1,500 (if in person; $500 if telephonic) for each committee meeting (unless held on the same day as a Board meeting) and an initial grant of nonqualified options to purchase 10,000 shares of Common Stock. Nonemployee directors (whether or not employed by an Affiliated Practice) receive annual grants of nonqualified options to purchase 5,000 shares of Common Stock. All directors of PRG are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board or committees thereof, and for other expenses incurred in their capacity as directors of PRG.

EMPLOYMENT AGREEMENTS

     Mr. Bond has entered into an employment agreement with PRG providing for a base salary of $155,000 per annum or as increased from time to time by the Board of Directors. Such employment agreement provides that in the event of a termination of employment by PRG other than (i) for cause, (ii) upon death or disability or (iii) upon notice 60 days prior to an automatic renewal date occurring after five years from the date of first employment, Mr. Bond shall be entitled to receive from PRG a payment equal to the amount of Mr. Bond's then current annual salary, to be paid in twelve monthly installments, plus a payment for accrued but unpaid wages and expense reimbursements. Mr. Bond's employment agreement provides that in the event Mr. Bond's employment terminates within twelve months following a change in control (as defined in such employment agreement) of PRG, PRG shall pay Mr. Bond 2.99 times Mr. Bond's (i) base salary,
(ii) maximum potential bonus and (iii) certain other compensation, with certain adjustments. The employment agreement provides that PRG will pay an amount necessary to reimburse Mr. Bond, on an after tax basis, for any excise tax due under Section 4999 of the Code, as a result of such payment being treated as a "parachute payment" under Section 280G of the Code. The employment agreement contains a covenant-not-to-compete with PRG for a period of two years following termination of employment. However, the agreement does provide that Mr. Bond may devote up to ten percent (10%) of his professional time or two (2) days per month to a consulting business independent from PRG.

     In addition to base salary, Mr. Bond through his employment agreement is eligible for a bonus based on earnings per share growth. Bonuses are capped at 50% of base salary. Mr. Bond was granted an option to purchase 95,000 shares of PRG Common Stock with the per share exercise price being the closing sale price for PRG stock on the New York Stock Exchange on the date of the commencement of the employment agreement. The options vest over a five (5) year period from the commencement of the employment agreement; however, the options are immediately exercisable upon a Change in Control. His agreement began in October 1995 and is for a term of five years, automatically renewed thereafter for successive one year terms unless either party gives 60 days notice of termination.

     Mr. D'Amico has entered into an employment agreement with PRG providing for a base salary of $120,000 per annum or as increased from time to time by the Board of Directors. Such employment agreement provides that in the event of a termination of employment by PRG other than (i) for cause or (ii) upon death or disability, Mr. D'Amico shall be entitled to receive from PRG a payment equal to the amount of Mr. D'Amico's then current annual salary, to be paid in twelve monthly installments, plus a payment for accrued but unpaid wages and expense reimbursements. Mr. D'Amico's employment agreement provides that in the event Mr. D'Amico's employment terminates within twelve months following a change in control (as defined in such employment agreement) of PRG, PRG shall pay Mr. D'Amico 2.99 times Mr. D'Amico's (i) base salary, (ii) maximum potential bonus and (iii) certain other compensation, with certain adjustments. The employment agreement provides that PRG will pay an amount necessary to reimburse Mr. D'Amico, on an after tax basis, for any excise tax due under Section 4999 of the Code, as a result of such payment being treated as a "parachute payment" under
Section 280G of the Code. The employment agreement contains a covenant-not-to-compete with PRG for a period of two years following termination of employment. However, the agreement does provide that Mr. D'Amico may devote up to ten percent (10%) of his professional time or two (2) days per month to a consulting business independent from PRG.

     In addition to base salary, Mr. D'Amico through his employment agreement is eligible for a bonus based on earnings per share growth. Bonuses are capped at 50% of base salary. Mr. D'Amico was granted an option to purchase 70,000 shares of PRG Common Stock with the per share exercise price for 3,750 of such shares being $5.00 per share and the per share exercise price for the remaining 66,250 of such shares being the initial public offering price for the Company's Common Stock. The options vest over a five (5) year period from the commencement of the employment agreement; however, the options are immediately exercisable upon a Change in Control. His agreement began in April 1995 and is for a term of five years, automatically renewed thereafter for successive one year terms unless either party gives 30 days notice of termination.

     Mr. Kingston has entered into an employment agreement with PRG providing for a base salary of $100,000 per annum or as increased from time to time by the Board of Directors. Such employment agreement provides that in the event of a termination of employment by PRG other than (i) for cause or (ii) upon death or disability, Mr. Kingston shall be entitled to receive from PRG a payment equal to the amount of Mr. Kingston's then current annual salary, to be paid in twelve monthly installments, plus a payment for accrued but unpaid wages and expense reimbursements. Mr.

Kingston's employment agreement provides that in the event Mr. Kingston's employment terminates within twelve months following a change in control (as defined in such employment agreement) of PRG, PRG shall pay Mr. Kingston 2.99 times Mr. Kingston's (i) base salary, (ii) maximum potential bonus and (iii) certain other compensation, with certain adjustments. The employment agreement provides that PRG will pay an amount necessary to reimburse Mr. Kingston, on an after tax basis, for any excise tax due under Section 4999 of the Code, as a result of such payment being treated as a "parachute payment" under Section 280G of the Code. The employment agreement contains a covenant-not-to-compete with PRG for a period of two years following termination of employment. However, the agreement does provide that Mr. Kingston may devote up to ten percent (10%) of his professional time or two (2) days per month to a consulting business independent from PRG.

     In addition to base salary, Mr. Kingston through his employment agreement is eligible for a bonus based on earnings per share growth. Bonuses are capped at 50% of base salary. Under the Employment Agreement, an option to purchase 75,000 shares of Common Stock at a purchase price of $13.00 per share was granted to Mr. Kingston. Such options shall vest over a five (5) year period; however, the options are immediately exercisable upon a Change in Control. His agreement began in April 1995 and is for a term of five years, automatically renewed thereafter for successive one year terms unless either party gives 30 days notice of termination.

     Mr. Moore has entered into an employment agreement with PRG providing for a base salary of $215,000 per annum or as increased from time to time by the Board of Directors. Such employment agreement provides that in the event of a termination of employment by PRG other than (i) for cause, (ii) upon death or disability or (iii) upon notice 30 days prior to an automatic renewal date occurring after five years from the date of first employment, Mr. Moore shall be entitled to receive from PRG a payment equal to the amount of Mr. Moore's then current annual salary, to be paid in twelve monthly installments, plus a payment for accrued but unpaid wages and expense reimbursements. Mr. Moore's employment agreement provides that in the event Mr. Moore's employment terminates within twelve months following a change in control (as defined in such employment agreement) of PRG, PRG shall pay Mr. Moore 2.99 times Mr. Moore's (i) base salary, (ii) maximum potential bonus and (iii) certain other compensation, with certain adjustments. The employment agreement provides that PRG will pay an amount necessary to reimburse Mr. Moore, on an after tax basis, for any excise tax due under Section 4999 of the Code, as a result of such payment being treated as a "parachute payment" under Section 280G of the Code. The employment agreement contains a covenant-not-to-compete with PRG for a period of two years
following termination of employment.    However, the agreement does provide that
Mr. Moore may devote up to ten percent (10%) of his professional time or two (2) days per month to a consulting business independent from PRG.

     In addition to base salary, Mr. Moore through his employment agreement is eligible for a bonus based on earnings per share growth. Bonuses are capped at 50% of base salary. His agreement began in April 1995 and is for a term of five years.

     Mr. Moore entered into a new employment agreement effective February 21, 1997, which contains the same terms and conditions as the employment agreement described above except that it is for a term of three (3) years from the commencement date of the agreement, annual base salary is $315,000, there is no provision for reimbursement of excise tax, the bonus calculation is subject to a new formula and, contingent on the approval of the amendments to the Amended and Restated PRG Plan, 100,000 options vesting 20% over a five (5) year period at an exercise price of $15.25 will be granted to Mr. Moore as consideration for entering into the agreement.

     Mr. Owen has entered into an employment agreement with PRG providing for a base salary of $180,000 per annum or as increased from time to time by the Board of Directors. Such employment agreement provides that in the event of a termination of employment by PRG other than (i) for cause, (ii) upon death or disability or (iii) upon notice 30 days prior to an automatic renewal date occurring after five years from the date of first employment, Mr. Owen shall be entitled to receive from PRG a payment equal to the amount of Mr. Owen's then current annual salary, to be paid in twelve monthly installments, plus a payment for accrued but unpaid wages and expense reimbursements. Mr. Owen's employment agreement provides that in the event Mr. Owen's employment terminates within twelve months following a change in control (as defined in such employment agreement) of PRG, PRG shall pay Mr. Owen 2.99 times Mr. Owen's (i) base salary,
(ii) maximum potential bonus and (iii) certain other compensation, with certain adjustments. The employment agreement provides that PRG will pay an amount necessary to reimburse Mr. Owen, on an after tax basis, for any excise tax due under Section 4999 of the Code, as a result of such payment being treated as a "parachute payment" under Section 280G of the Code. The employment agreement contains a covenant-not-to-compete with PRG for a period of two years following termination of employment. However, the agreement does provide that Mr. Owen may devote up to ten percent (10%) of his professional time or two (2) days per month to a consulting business independent from PRG.

     In addition to base salary, Mr. Owen through his employment agreement is eligible for a bonus based on earnings per share growth. Bonuses are capped at 50% of base salary. Under the Employment Agreement, an option to purchase 75,000 shares of Common Stock at a purchase price of $13.00 per share was granted to Mr. Owen. Such options shall vest over a five (5) year period; however, the options are immediately exercisable upon a Change in Control. His agreement began in April 1995 and is for a term of five years, automatically renewed thereafter for successive one year terms unless either party gives 30 days notice of termination.

     Mr. Owen entered into a new employment agreement effective February 21, 1997, which contains the same terms and conditions as the employment agreement described above except that it would be for a term of two (2) years from the commencement date of the agreement, annual base salary is $250,000, there is no provision for reimbursement of excise tax, the bonus calculation is subject to a new formula and, contingent on the approval of the amendments to the Amended and Restated PRG Plan, 66,940 options vesting 20% over a five (5) year period at an exercise price of $15.25 will be granted to Mr. Owen as consideration for entering into the agreement.

REPORT OF THE COMPENSATION COMMITTEE OF THE
 BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The following report of the Compensation Committee of the Board of Directors of PRG shall not be deemed incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall not be deemed filed under either of the Securities Act or the Exchange Act except to the extent that PRG specifically incorporates this information by reference.

Overview

     The key components of executive officer compensation are salary, bonus and stock option awards. Through 1996, each of PRG's named executive officers was a party to a five year employment agreement (collectively the "Executive Employment Agreements"). The Executive Employment Agreements for four of the named executive officers were negotiated at arms-length and entered into prior to PRG's initial public offering and the formation of the Compensation Committee of the Board of Directors. The Executive Employment Agreement for the remaining named executive officer was entered into in October 1995. Each Executive Employment Agreement provides for a minimum base salary (subject to increase by the Compensation Committee) and a bonus in the event that PRG experiences at least 20% or greater growth in earnings per share. The amount of such bonus may be up to 50% of base salary depending upon the amount of the growth in earnings per share. Additionally, the Compensation Committee may provide for discretionary bonuses. Certain other executive officers are also parties to employment agreements, although in certain instances, the forms thereof may differ from the Executive Employment Agreements. The Compensation Committee believes that the base salary levels provided for in the Executive Employment Agreements and the other employment agreements are below the base salary levels paid to executives holding comparable positions with other publicly held physician practice management companies.

     The members of the Compensation Committee hold primary responsibility for determining executive officer compensation levels, subject to the terms of the Executive Employment Agreements and the other employment agreements. The Compensation Committee is composed entirely of independent outside directors of PRG, none of whom are or have been officers or employees of PRG. The Compensation Committee has adopted a compensation philosophy intended to align compensation with PRG's overall business strategy. The philosophy guiding the executive compensation program is designed to link executive compensation and stockholder value. The goals of the program are:

     . To compensate executive employees in a manner that aligns the employees' interests with the interests of the stockholders;

     .     To encourage continuation of PRG's entrepreneurial spirit;

     .     To reward executives for successful long-term strategic management;

     .     To recognize outstanding performance; and

     .     To attract and retain highly qualified and motivated executives.

     The strategy established by the Compensation Committee with respect to executive compensation includes maintaining base salaries for executives at a level somewhat below the industry average, while providing bonuses which, when combined with base salary amounts, give PRG's executives the potential to earn in excess of competitive industry compensation if certain subjective and objective performance goals for PRG are achieved. The Compensation Committee intends to continue to grant to PRG's executives and other key employees stock options at current market value, which options have no monetary value to the executives unless and until the market price of PRG's Common Stock increases.
In this manner, PRG's executives will be well-compensated when PRG achieves its operating and performance goals. On the other hand, in less successful years, an executive's pay may be below competitive industry compensation. The mix of base salary, bonuses and stock option awards reflects the Compensation Committee's intention to link executive compensation to PRG's operational performance and the price of its Common Stock. The Compensation Committee anticipates that discretionary bonus payments and option grants made during 1997 and thereafter will be based on a subjective analysis of various performance criteria and will not directly be tied to any one factor. The Compensation Committee intends to continue to examine ways to more closely link its annual bonus and long-term incentive plans to PRG's stock performance, with the objective of creating plans that strengthen the relationship between stockholder value and executive compensation.

     In the latter part of 1996, the Compensation Committee engaged the services of compensation consultants from Towers Perin for the purpose of assisting the Compensation Committee with a full review of the competitiveness and effectiveness of the Company's executive pay practices. This review covered base salary levels and ranges for each executive position, annual incentive practices, executive benefit arrangements and stock-based long-term incentives. It also included a comparative analysis of key industry financial results in order to evaluate the Company's relative achievement of the desired pay to performance relationship. The results of this review were presented to the Compensation Committee in 1997. Such review was not taken into consideration in connection with the determination of any compensation for 1996.

     1996 Compensation

     Compensation paid during 1996 to Emmett E. Moore, PRG's Chief Executive Officer, was composed of the base salary set forth in Mr. Moore's Executive Employment Agreement and option grants made to Mr. Moore. The Compensation Committee increased the base annual salary payable to Mr. Moore from $215,000 to $315,000, effective January 1, 1996. Such increase was made partially in recognition of the increased responsibilities undertaken by Mr. Moore as a result of his assumption of the role of Chief Executive Officer of the Company in September 1995. The Compensation Committee also granted options to Mr. Moore
(i) in April 1996, to purchase 445,000 shares of Common Stock, and (ii) in December 1996, to purchase 55,000 shares of Common Stock. All options were granted at exercise prices based upon the fair market value of the Company's Common Stock on the date of grant.

     Pursuant to the terms of Mr. Moore's Executive Employment Agreement, Mr. Moore was entitled to receive a bonus of 50% of his base salary as a result of the Company's achievement of certain performance goals set forth in his Executive Employment Agreement. During the latter part of 1996 and continuing into 1997, the Compensation Committee discussed with Mr. Moore other forms of compensation that would make his compensation package more consistent with the Compensation Committee's philosophy as outlined above. As a result of such discussion, Mr. Moore entered into a new employment agreement with the Company in 1997, as discussed elsewhere in the Proxy Statement of which this report is a part. In connection with his execution of the new employment agreement, Mr. Moore relinquished any rights he had to receive all bonuses under his Executive Employment Agreement.

     The cash compensation paid to PRG's other executive officers during 1996 was composed of the base salary under the terms of each executive officer's Executive Employment Agreement and option grants made pursuant to the terms of his Executive Employment Agreements. Effective January 1, 1997, the Company promoted Richard M. Owen from Chief Financial Officer to President, although such promotion did not affect his compensation for 1996, which was set forth in his Executive Employment Agreement. Mr. Owen also was entitled to receive a bonus payable to him pursuant to his Executive Employment Agreement for 1996. However, Mr. Owen also entered into a new employment agreement with the Company in 1997, and in connection therewith, Mr. Owen also relinquished any rights he had to receive all bonuses under his Executive Employment Agreement.

     The Compensation Committee also made grants of options to Mr. Owen and other executive officers. Options for an aggregate of 476,245 shares were granted to the Company's executive officers (other than Mr. Moore) during 1996. Such grants were based upon a subjective evaluation by the Compensation Committee of the officer level, duties and responsibilities of the individual and his present and potential contributions to the growth and success of the Company, consistent with the compensation philosophy discussed above.

     This report is submitted by the members of the Compensation Committee.

                             COMPENSATION COMMITTEE

                              Richard A. Gilleland
                                Paul M. Shimoff
                                Ronald L. Stanfa

STOCK PERFORMANCE CHART

     The following chart compares the yearly percentage change in the cumulative total stockholder return on Common Stock from January 1, 1996 through December 31, 1996, with the cumulative total return on the S&P 500 Index and the S&P Health Care (Diversified) Index. The comparison assumes $100 was invested immediately prior to the period in Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. PRG's initial public offering price of $13.00 was used as the beginning price of the Common Stock. Dates on the following chart represent the last day of the indicated fiscal year. PRG paid no dividends during such period.




                       [PERFORMANCE GRAPH APPEARS HERE]


(1) Total return assumes reinvestment of dividends, if applicable.

--------------------------------------------------------------------------------------------
Company/Index                          June 23, 1995   December 31, 1995   December 31, 1996
--------------------------------------------------------------------------------------------
Physicians Resource Group, Inc.             $100             $152.88             $135.57
--------------------------------------------------------------------------------------------
S&P Health Care (Diversified) Index          100              118.46              149.40
--------------------------------------------------------------------------------------------
S&P 500 Index                                100              113.41              139.45
--------------------------------------------------------------------------------------------

                              CERTAIN TRANSACTIONS

     In connection with the acquisition of Sun Valley Acquisition Corp. and certain practices in February, 1996, by PRG, Daniel Chambers, President and 25% owner of Sun Valley Acquisition Corp., received an amount equal to approximately $206,000 cash, and 8,851 shares of PRG Stock.

REAL ESTATE TRANSACTIONS

     On June 28, 1995, PRG became the lessee under a variety of leases. PRG assumed an office lease for which a partnership, in which Bruce E. Herron, M.D. is a partner, is the lessor; the annual expenditures under the lease were approximately $171,000. PRG assumed one office lease for which James E. McDonald, II, M.D. is the lessor; the aggregate annual expenditures under the lease were approximately $199,000. PRG assumed five office leases for which various partnerships, in which P. Harold Wallar, M.D. is a partner, are the lessors; the aggregate annual expenditures under these leases were approximately $516,000. PRG assumed four office leases for which a partnership, in which Kenneth C. Westfield, M.D. is a partner, is the lessor; the aggregate annual expenditures under these leases were approximately $81,000.

CERTAIN INDEBTEDNESS

     As part of the Reorganization, PRG assumed various obligations of Dr. McDonald totaling $166,871 as of June 30, 1995 with interest rates ranging from 7.50% to 9.75%. On December 31, 1996, approximately $77,419 principal amount of such balance was outstanding.

     On April 8, 1994, the Vitreoretinal Foundation, of which Dr. Meyer is a general partner, borrowed approximately $1,000,000 from EyeCorp at an annual interest rate of 10.25% pursuant to a promissory note that matures on April 10, 1999. On December 31, 1996, approximately $1,000,000 principal amount of such note was outstanding.

     On June 28, 1995, PRG entered into an agreement (the "ASC Option") with the stockholders of one of the initial Affiliated Practices of which Bruce E. Herron, M.D. is a stockholder, pursuant to which such stockholders had the right to require PRG to purchase from such stockholders their stock in the entity owning such ASC. The ASC Option was exercised and the acquisition of the stock of such entity by PRG was consummated on March 18, 1996.

In connection with the exercise of the ASC Option, PRG executed a promissory note in favor of Dr. Herron in the principal amount of $601,300.00 bearing interest at an annual rate of seven percent (7%). The principal balance of such note in the amount of $487,620.96 and interest in the amount of $8,533.37 was paid on April 1, 1997, extinguishing the debt.

SERVICE AGREEMENTS

     PRG is a party to certain Service Agreements with affiliated practices in which certain directors have an ownership interest. Service fees accrued to PRG in 1996 by such affiliated practices in which certain directors have an ownership interest were as follows: Alan C. Baum, M.D. (TEI & Assoc.) $4,559,000; Charles D. Fritch, M.D. (Fritch Eye Care Center) $6,195,000; Bruce
E. Herron, M.D. (Eye Clinic, P.C.) $4,042,000; James E. McDonald, M.D. (McDonald Eye Associates, P.A.) $1,912,000; Joseph C. Noreika, M.D. (TPZ, Inc.) $805,000; David M. Schneider, M.D. (David M. Schneider, M.D., Inc.) $1,941,000; P. Harold Wallar, M.D. (Inland Eye Institute Medical Group, Inc.) $2,089,000; Kenneth C. Westfield, M.D. (Westfield Eye Center) $1,635,000; David Meyer, M.D. (Vitroretinal Foundation) $14,138,000; James W. Rayner, M.D. (Rayner Eye Clinic) $1,739,000; and Joe E. Ellis, O.D. (Primary Eye Care, P.S.C.) $593,000.

COMPANY POLICY

     It is anticipated that future transactions with affiliates of PRG will be minimal, will be approved by a majority of the disinterested members of the Board and will be made on terms no less favorable to PRG than could be obtained from unaffiliated third parties. PRG does not intend to make any further loans to, or incur any indebtedness to, any of its executive officers or directors.

                            SECTION 16 REQUIREMENTS

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires PRG's officers and directors, and persons who own more than 10% of a registered class of PRG's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulation to furnish PRG with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it with respect to 1996, or written representations from certain reporting persons, PRG believes that all filing requirements applicable to its officers, directors and persons who own more than 10% of a registered class of PRG's equity securities have been complied with in a timely manner except that certain Form 4s filed on behalf of each of Messrs. Owen and Kingston, relating to the exercise of stock options, were filed late.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board has selected Arthur Andersen LLP as independent auditors to examine PRG's accounts for the current fiscal year. It is expected that representatives of Arthur Andersen LLP will be present at the Meeting, will be available to respond to appropriate questions of stockholders and will have an opportunity to make a statement if they desire.

                                 OTHER BUSINESS

     PRG does not intend to bring any business before the Meeting other than those described herein and at this date PRG has not been informed of any matters that may be presented at the Meeting by others; however, if any other matters properly come before the Meeting or any adjournment thereof, it is intended that the persons named in the accompanying Proxy will vote pursuant to such Proxy in accordance with their best judgment on such matters.

                             STOCKHOLDER PROPOSALS

     Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of PRG consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. For such proposals to be considered in the Proxy Statement and Proxy relating to the 1998 Annual Meeting of Stockholders, such proposals must be received by PRG,
Attention: Secretary, at the address set forth on the first page of this proxy statement, no later than December 23, 1997, in order to be included in PRG's proxy materials and form of proxy relating to that meeting. Stockholder proposals must also be otherwise eligible for inclusion.

                                 MISCELLANEOUS

     All costs of solicitation of Proxies will be borne by PRG. In addition to solicitation by mail, the officers and employees of PRG may solicit Proxies by telephone or personally, without additional compensation. PRG may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and PRG may reimburse them for their out-of-pocket expenses incurred in connection therewith. PRG has engaged ChaseMellon Shareholder Services, L.L.C., as proxy solicitor for approximately $6,500.

     The Annual Report to Stockholders of PRG, including financial statements for the fiscal year ended December 31, 1996, accompanies this Proxy Statement. The Annual Report is not to be deemed part of this Proxy Statement.


                                      BY ORDER OF THE BOARD OF DIRECTORS

                                      /S/ Richard J. D'Amico
                                      -----------------------------
                                      Richard J. D'Amico
                                      Secretary

Dallas, Texas
April 22, 1997

P R O X Y

                        PHYSICIANS RESOURCE GROUP, INC.



             Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders to be held on May 21, 1997

The undersigned hereby appoints Richard J. D'Amico and Emmett E. Moore, jointly and severally, proxies, with full power of substitution and with discretionary authority, to vote all shares of Common Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Physicians Resource Group, ("PRG") to be held on Wednesday, May 21, 1997, at the Doubletree Hotel at Lincoln Centre, 5410 LBJ Freeway, Dallas, Texas 75240, at 10:00 a.m., or at any adjournment thereof, hereby revoking any proxy heretofore given.


                                                           (change of address)

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS    ------------------------
VOTE FOR EACH DIRECTOR NOMINEE, FOR PROPOSAL 2,
FOR PROPOSAL 3, FOR PROPOSAL 4 AND FOR PROPOSAL 5.     ------------------------

                                                       ------------------------
                                                 (If you have written in the
                                                  above space, please mark the
                                                  corresponding box on the
                                                  reverse side of this card)

The proxy, when properly executed, will be voted in the manner directed herein, and in the absence of specific directions to the contrary, this proxy will be voted (i) FOR the election of the six nominees for director, (ii) FOR the grant of new stock options in connection with the cancellation of existing stock option grants, (iii) FOR adoption of the Employee Stock Purchase Plan and Amendment One thereto, (iv) FOR adoption of the amendments to the 1995 Health Care Professionals Stock Option Plan and the Amended and Restated 1995 Stock Option Plan, (v) FOR adoption of an arrangement related to the purchase of PRG Convertible Preferred Stock by Emmett E. Moore, Chairman of the Board of Directors and Chief Executive Officer of PRG and (vi) in the discretion of the proxyholders on any other matters that may properly come before the meeting and any adjournments thereof.

The undersigned hereby acknowledges receipt of the Notice of, and Proxy Statement for, the aforesaid Annual Meeting.

                 (continued and to be signed on reverse side)
-------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                                                    Please mark your
                                                    vote as indicated [X]
                                                    in this example

1. Election as Directors of the six nominees listed below (except as indicated to the contrary below.)



FOR all nominees        WITHHOLD AUTHORITY         INSTRUCTION: To withhold
  listed below   to vote on one or more nominees   authority to vote for any
                  listed below, but vote FOR the   individual nominee, check
                        remaining nominees.        the withhold box and write
                                                   the nominee's name on the
     [___]                     [___]               space provided opposite
                                                   his name.
Emmett E. Moore
                                   ------------------------------------------
Joe E. Ellis, O.D.
                                   ------------------------------------------
Charles D. Fritch, M.D.
                                   ------------------------------------------
Bruce E. Herron, M.D.
                                   ------------------------------------------
James W. Rayner, M.D.
                                   ------------------------------------------
Kenneth C. Westfeld, M.D.
                                   ------------------------------------------

2. Approval of the Employee Stock Purchase Plan and Amendment One thereto.
   FOR       AGAINST         ABSTAIN
   [__]        [__]            [__]

3. Approval of the amendments to the 1995 Health Care Professionals Stock Option Plan and Amended and Restated 1995 Stock Option Plan.
   FOR       AGAINST         ABSTAIN
   [__]        [__]            [__]

4. Approval of new stock option grants in connection with the cancellation of existing stock option grants.
   FOR       AGAINST         ABSTAIN
   [__]        [__]            [__]

5. Approval of an arrangement related to the purchase of PRG Convertible Preferred Stock by Emmett E. Moore, Chairman of the Board of Directors and Chief Executive Officer of PRG.
   FOR       AGAINST         ABSTAIN
   [__]        [__]            [__]

6. With discretionary authority as to such other matters as may properly come before the Annual Meeting.

                                             CHANGE OF ADDRESS   [____]


Signature                     Signature                      Date
          --------------------          --------------------     ---------

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.
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